POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of the below-named trusts, with their respective file numbers under the Securities Act of 1933 noted, hereby constitute and appoint George R. Aylward, Tracy L. Rich and Kevin J. Carr, or any of them as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all registration statements on Form N-1A, amendments thereto, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to each of said mutual funds, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

Phoenix Adviser Trust	(333-106142)
Phoenix Asset Trust	(333-08045)
Phoenix CA Tax-Exempt Bond Fund	(002-83024)
Phoenix Equity Series Fund	(333-29043)
Phoenix Equity Trust	(002-16590)
Phoenix Insight Funds Trust	(033-64915)
Phoenix Institutional Mutual Funds	(033-80057)
Phoenix Investment Series Fund	(033-06930)
Phoenix Investment Trust 06	(033-01922)
Phoenix Investment Trust 97	(333-34537)
Phoenix Multi-Portfolio Fund	(033-19423)
Phoenix Multi-Series Trust	(033-45758)
Phoenix PHOLIOs(sm)	(333-05039)
Phoenix Portfolios	(333-45675)
Phoenix Opportunities Trust	(033-65137)
Phoenix Series Fund	(002-14069)
Phoenix Strategic Equity Series Fund	(033-06931)

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 22nd day of August, 2007.

/s/ E. Virgil Conway E. Virgil Conway, Trustee

/s/ Francis E. Jeffries Francis E. Jeffries, Trustee

/s/ Marilyn E. LaMarche Marilyn E. LaMarche, Trustee

/s/ Geraldine M. McNamara Geraldine M. McNamara, Trustee

/s/ Richard E. Segerson Richard E. Segerson, Trustee

/s/ Ferdinand L.J. Verdonck Ferdinand L. J. Verdonck, Trustee

/s/ Harry Dalzell-Payne Harry Dalzell-Payne, Trustee

/s/ Dr. Leroy Keith, Jr. Dr. Leroy Keith, Jr., Trustee

/s/ Philip R. McLoughlin Philip R. McLoughlin, Trustee

/s/ James M. Oates James M. Oates, Trustee

/s/ George R. Aylward George R. Aylward, Trustee

All signatures need not appear on the same copy of this Power of Attorney.